SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SCHEDULE 14C

(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☒	Definitive Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

GULF WEST SECURITY NETWORK, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ______________________________________

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐

check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

GULF WEST SECURITY NETWORK, INC.

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

February __, 2021

Dear Stockholders:

We are furnishing the attached Information Statement to the holders of common stock, par value $0.001 per share (the “Common Stock”) and holders of Series A preferred stock, par value $0.001 per share (the “Series A Preferred Stock”), of Gulf West Security Network, Inc., a Nevada corporation (the “Company,” “we,” “us” or “our”). The purpose of the Information Statement is to notify stockholders that, in lieu of a special meeting of the stockholders of the Company, and pursuant to the Nevada Revised Statutes (the “NRS”), the Board of Directors of the Company (the “Board”) and Louis J. Resweber, the holder of 100% of our outstanding Series C preferred stock, par value $0.001 per share (the “Series C Preferred Stock”), representing 50.1% of the voting power of all the voting shares of the Company, as of the record date (the “Voting Stockholder”), have taken and approved the following action by written consent to approve an amendment to our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), to: (1) effect a reverse stock split of our issued and outstanding Common Stock at a range of the following ratio: between 1 for 200 to 1 for 250 (the “Reverse Split”), with such Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion (provided that it is effected within one year of the date on which the stockholders of the Company approve the Reverse Stock Split), (2) to change the name of the Company from “Gulf West Security Network, Inc.” to “Westech Security and Investigation Inc.” (the “Name Change”), and (3) increase the authorized shares of the Company’s (i) Common Stock from 475,000,000 shares to 500,000,000 shares and (ii) preferred stock, par value $0.001 per share (the “Preferred Stock”) from 25,000,000 shares to 50,000,000 shares (collectively, the “Authorized Shares Increase”).

This notice and Information Statement shall constitute notice to you of the Voting Stockholder taking action by written consent under Section 78.320 of the NRS.

The accompanying Information Statement is being provided to you for your information to comply with the requirements of Regulation 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement constitutes notice to you of the aforementioned corporate action to be taken without a meeting, by less than unanimous consent of our stockholders, pursuant to Section 78.320 of the NRS. You are urged to read this Information Statement carefully in its entirety. However, no action is required on your part in connection with this document, including with respect to the approval of the Reverse Split, the Name Change or the Authorized Shares Increase. No meeting of our stockholders will be held or proxies requested because we have received written consent to these matters from the Voting Stockholder who holds a majority of the aggregate issued and outstanding shares of our voting stock.

Under Rule 14c-2(b) of the Exchange Act, none of the actions described in the Information Statement may be taken earlier than 20 calendar days after we have sent or given the Information Statement to our stockholders. We intend to distribute this Notice and Information Statement to our stockholders on or about February [  ], 2021. The record date established for purposes of determining the number of issued and outstanding shares of voting stock, and thus voting power, is February [ ], 2021.

THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. THIS IS NOT A NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Sincerely

/s/ Louis J. Resweber
Name: Louis J. Resweber
Title: Principal Executive Officer, Principal Financial and Accounting Officer and President

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GULF WEST SECURITY NETWORK, INC.

2851 Johnson Street, Unit #194

Lafayette, Louisiana 70503

(337) 210-8790

INFORMATION STATEMENT

We Are Not Asking You for a Proxy and

You Are Requested Not To Send Us a Proxy

INTRODUCTION

This Information Statement is being furnished to the stockholders of Gulf West Security Network, Inc. (the “Company,” “we,” “us,” or “our”) in connection with the actions to be taken by us as a result of a written consent in lieu of a special meeting of stockholders pursuant to the Nevada Revised Statues (the “NRS”), dated February [_], 2021.

This Information Statement and Notice of Stockholder Action by Written Consent is being furnished by us to our stockholders of record as of February [_], 2021 (the “Record Date”), to inform our stockholders that the Board of Directors of the Company (the “Board”) and Louis J. Resweber, the holder of 100% of our outstanding Series C Preferred Stock, as of the Record Date (the “Voting Stockholder), have taken and approved the following actions (the “Corporate Actions”) by written consent to approve an amendment (the “Amendment”) to our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), to: (1) effect a reverse stock split of our issued and outstanding common stock, par value $0.001 per share (the “Common Stock”) at a range of the following ratio: between 1 for 200 to 1 for 250 (the “Reverse Split”), with such Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion (provided that it is effected within one year of the date on which the stockholders of the Company approve the Reverse Stock Split), (2) to change the name of the Company from “Gulf West Security Network, Inc.” to “Westech Security and Investigation Inc.” (the “Name Change”), and (3) increase the authorized shares of the Company’s (i) Common Stock from 475,000,000 shares to 500,000,000 shares and (ii) preferred stock, par value $0.001 per share (the “Preferred Stock”) from 25,000,000 shares to 50,000,000 shares (collectively, the “Authorized Shares Increase”).

This Information Statement is being sent to you to notify you of the Corporate Action being taken by written consent in lieu of a special meeting of our stockholders. On the Record Date, our Board and the Voting Stockholder, representing approximately 50.1% of the voting power of our Company as of the Record Date, adopted and approved an amendment (the “Amendment”) to our Amended and Restated Articles of Incorporation.

The ability to proceed without a special meeting of the stockholders to approve, adopt and/or ratify the Corporate Actions is authorized by Section 78.320 of the NRS which provides that, unless otherwise provided in our Articles of Incorporation and Bylaws, action required or permitted to be taken at a meeting of our stockholders may be taken without a meeting if a written consent that sets forth the action so taken is signed by stockholders holding at least a majority of the voting power of the Company, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. Such consent shall have the same force and effect as a majority vote of the stockholders and may be stated as such in any document. Our Articles of Incorporation and Bylaws do not contain any provisions contrary to the provisions of Section 78.320 of the NRS. Thus, to eliminate the costs to us and management time involved in holding a special meeting, and in order to take the Corporate Actions as described in this Information Statement, one of our stockholders representing in excess of 50% of the voting stock executed and delivered a written consent to us.

We are distributing this Information Statement to our stockholders in full satisfaction of any notice requirements we may have under the NRS and of Regulation 14C of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

This Information Statement is dated as of and is first being sent or given to our stockholders of record on or about February [ ], 2021.

On the Record Date, there were the following securities issued and outstanding and entitled to notice of and to vote on all matters presented to stockholders: i) 4,618,250 shares of our Common Stock each entitled to one vote per share, ii) 655,000 shares of our Series A Preferred Stock entitled to a total of less than one vote, iii) 1 share of our Series C Preferred Stock, which is entitled to 50.1 % of the total voting power of the Company and iv) 1,000 shares of Series D preferred stock, par value $0.001 per share (the “Series D Preferred Stock”), which are not entitled to vote on shareholder matters until their shares of Series D Preferred Stock are converted into Common Stock. The required vote for the adoption of the Amendment and the approval of the Reverse Split, Name Change and Authorized Shares Increase was a majority of the issued and outstanding shares of voting stock. On the Record Date, the Voting Stockholder, as the holder of record of all the outstanding shares of our Series C Preferred Stock, executed a written consent adopting, approving and ratifying the Corporate Actions. When actions are taken by written consent of less than all of the stockholders entitled to vote on a matter, Section 78.320 of the NRS requires notice of the action to those stockholders who did not vote. This Information Statement and the accompanying notice constitute notice to you of action by written consent as required by Section 78.320 of the NRS. Because we have obtained sufficient stockholder approval of the Corporate Actions, no other consents or votes will be solicited in connection with this Information Statement.

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WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Under federal securities laws, the Corporate Actions may not be completed until 20 calendar days after the date of distribution of this Information Statement to our stockholders. Therefore, notwithstanding the execution and delivery of the written consent, the Corporate Actions will not occur until that time has elapsed.

Dissenters’ Rights of Appraisal

Under the NRS, Company stockholders are not entitled to appraisal rights with respect to the Corporate Actions.

Security Ownership of Certain Beneficial Owners and Management1

As of the Record Date, the Company had 4,618,250 shares of Common Stock, 655,000 shares of Series A Preferred Stock, 1 share of Series C Preferred Stock and 1,000 shares of Series D Preferred Stock outstanding. Holders of Common Stock are entitled to one vote per share. Holders of Series A Preferred Stock are entitled to the number of votes as determined by multiplying the number of issued and outstanding shares of Common Stock with all other derivative securities issued by the Company and outstanding as of the date of conversion. Holders of our Series C Preferred Stock are entitled to voting rights equal to 50.1% of the sum of (a) all shares of Common Stock issued and outstanding plus (b) the total number of votes of all other classes of Preferred Stock that are issued and outstanding. Holders of Series D Preferred Stock are not entitled to vote on shareholder matters until their shares of Series D Preferred Stock are converted into Common Stock. The following table sets forth the beneficial ownership of the Common Stock and Preferred Stock as of the Record Date by each person who served as a director and/or an executive officer of the Company on that date, the number of shares beneficially owned by all of the Company’s directors and executive officers as a group, and any persons who beneficially own 5% or greater of the Common Stock as of the Record Date.

Name(1)	Shares of Common Stock Beneficially Owned	Percent of Class	Shares of Series A Preferred Stock Beneficially Owned(2)	Percent of Class	Shares of Series C Preferred Stock Beneficially Owned(3)	Percent of Class	Shares of Series D Preferred Stock Beneficially Owned(4)	Percent of Class	Other Beneficial Ownership	Total	Voting Percentage for all Classes (fully- diluted)
Louis J. Resweber(5)	—	*	—	*	1	100%	1,000	100%	—	1,001	99.98%

Global Business Strategies, Inc.(6)	132,156	2.86%			—	*	—	*		132,156	%
Derek Cahill(7)	2,175,000	47.09%	—	*	—	*	—	*	—	2,175,000	—
Kingdom Building, Inc.(8)	130,000	2.82%	655,000	100%	—	*	—	*	—	785,000	100%
All directors/ director nominees and executive officers as a group (2 persons)		0%		0%	1	100%	1,000	100%	—	1,001	99.98%

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Gulf West Security Network, Inc., 2851 Johnson Street, Unit #194 Lafayette, LA, 70503 (337) 210-8790.

(2)

Shares of our Series A Preferred Stock are not convertible into common stock and are entitled to such votes as determined by multiplying the number of issued and outstanding shares of the Corporation’s Common Stock together with all other derivative securities issued by the Corporation and outstanding as of the Date of Conversion, whether or not then convertible or exchangeable, entitled to vote on matters submitted to the Shareholders, by .000001, then multiplying that by the number of shares of Series A Preferred Stock issued and outstanding.

(3)

Shares of our Series C Preferred Stock are not convertible into common stock but hold 50.1% of the vote of all classes of capital stock, and are entitled to vote together with holders of our common stock on all matters in which our common stockholders may vote.

(4)

Shares of our Series D Preferred Stock are convertible into fifty million two hundred thirty-nine thousand five hundred forty-one (50,239,541) shares of Common Stock, and are only entitled to vote together, on an as converted basis, with holders of our Common Stock, on all matters in which our common stockholders may vote once the Shares of Series D Preferred Stock have been converted to Common Stock.

(5)	Chief Executive Officer and Chairman of the Board of Directors.

(6)	Former President of the Company. Mr. Luke’s common shares are held by Global Business Strategies Inc. (“GBSI”), a Nevada corporation beneficially controlled by Mr. Luke.

(7)	Beneficial shareholder of the Company.

(8)

A California corporation named Kingdom Building, Inc. has the option to convert 655,000 Series A Preferred Stock upon board of directors approval of the conversion, which shares are convertible into such number of shares of common stock as determined by multiplying the number of issued and outstanding shares of the Corporation’s Common Stock together with all other derivative securities issued by the Corporation and outstanding as of the Date of Conversion, whether or not then convertible or exchangeable, entitled to vote on matters submitted to the Shareholders, by .000001, then multiplying that by the number of Series A Preferred shares held. This corporation is owned by Ted Haberfield.

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DESCRIPTION OF STOCKHOLDER ACTIONS – REVERSE SPLIT

Introduction

On February [_], 2021, our Board approved, by unanimous written consent, to adopt the amendment to our Articles of Incorporation (the “Amendment”) effecting a Reverse Split of our issued and outstanding Common Stock at a range of the following ratio: 1 for 200 to 1 for 250, with such Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion (provided that it is effected within one year of the date on which the stockholders of the Company approve the Reverse Stock Split). On February [_], 2021, the Voting Stockholder, acting by written consent, approved the Amendment and the Reverse Split.

Effecting the Reverse Split requires that our Articles of Incorporation be amended. The text that will be incorporated into our Articles of Incorporation upon effecting the Reverse Split is attached as Annex A to this Information Statement. The Amendment, which will not be filed until at least twenty days following the date of this Information Statement, will be effective upon the filing of such Amendment to the Articles of Incorporation in the form attached as Annex A with the Secretary of State of Nevada with such filing to occur, if at all, at the sole discretion of the Board.

The principal reason for the Reverse Split is that it is required for our capital structure as part of our planned merger with Westech Security and Investigation Inc.

One principal effect of the Reverse Split would be to decrease the number of outstanding shares of our Common Stock. Except for de minimus adjustments that may result from the treatment of fractional shares as described below, the Reverse Split will not have any dilutive effect on our stockholders since each stockholder would hold the same percentage of our Common Stock outstanding immediately following the Reverse Split as such stockholder held immediately prior to the Reverse Split. The relative voting and other rights that accompany the shares of Common Stock would not be affected by the Reverse Split.

The table below sets forth the number of shares of our Common Stock outstanding before and after the Reverse Split based on 4,618,250 shares of Common Stock outstanding as of the Record Date.

	Prior to the Reverse Split	Assuming a 1 for 200 to 1 for 250 for-Reverse Split
Aggregate Number of Shares of Common Stock Outstanding	4,618,250	23,091 (1 for 200); 18,473 (1 for 250)

The Reverse Split will not have any impact on the number of authorized shares of Common Stock provided for in our Articles of Incorporation since the number of authorized shares of Common Stock is also being amended, as described below.

The additional authorized but unissued shares may be used for various purposes, including, without limitation, raising capital, providing equity incentives to employees, officers or directors, effecting stock dividends, establishing strategic relationships with other companies and expanding our business through the acquisition of other businesses or products. We do not currently have any plans, proposals or arrangements to issue any of the potentially newly available authorized shares that result from the Reverse Split and increase of the number of authorized shares of Common Stock. The Reverse Split is not part of a broader plan to take us private.

Reasons for the Reverse Split

The Board’s primary objective in effecting the Reverse Split, is due to the requirement of such reverse stock split as part of our planned merger with Westech Security and Investigation Inc.

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While we believe that we will likely implement the Reverse Split, we cannot assure you that the Board will ultimately determine to effect the Reverse Split or if effected, at what ratio it will be effected or that the Reverse Split will have any of the desired effects described above. More specifically, we cannot assure you that after the Reverse Split the market price of our Common Stock will increase proportionately to reflect the ratio for the Reverse Split, that the market price of our Common Stock will not decrease to its pre-split level, or that our market capitalization will be equal to the market capitalization before the Reverse Split.

Potential Disadvantages of the Reverse Split

As noted above, the principal purpose of the Reverse Split is based on our merger with Westech Security and Investigation Inc. While we expect that the reduction in the number of outstanding shares of Common Stock will increase the market price of our Common Stock, we cannot assure you that the Reverse Split will increase the market price of our Common Stock by an equivalent multiple, or result in any permanent increase in the market price of our Common Stock. The price of our Common Stock is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. If the per share market price does not increase proportionately as a result of the Reverse Split, then the value of our Company as measured by our stock capitalization will be reduced, perhaps significantly.

Although our Board believes that the decrease in the number of shares of our Common Stock outstanding as a consequence of the Reverse Split and the anticipated increase in the market price of our Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Split.

Effecting the Reverse Split

Any time twenty calendar days following the date of this Information Statement, if our Board concludes that it is in the best interests of our Company and our stockholders to effect the Reverse Split, the Amendment will be filed with the Secretary of State of Nevada. The actual timing of the filing of the Amendment with the Secretary of State of Nevada to effect the Reverse Split will be determined by our Board (provided that it is effected within one year of the date on which the stockholders of the Company approve the Reverse Stock Split). In addition, if for any reason our Board deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Amendment, without further action by our stockholders. The Reverse Split will be effective as of the date of filing with the Secretary of State of Nevada (the “Effective Time”). Upon the filing of the Amendment, without further action on our part or our stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Time would be converted into a lesser number of shares of Common Stock based on a Reverse Split ratio as determined by the Board. For example, if you presently hold 20,000 shares of our Common Stock, you would hold 100 shares of our Common Stock following the Reverse Split if the ratio is one for 200.

Effect on Outstanding Shares, Options and Certain Other Securities

If the Reverse Split is implemented, the number of shares our Common Stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our Common Stock owned by each stockholder will remain unchanged except for any de minimus change resulting from rounding up to the nearest number of whole shares so that we are not obligated to issue cash in lieu of any fractional shares that such stockholder would have received as a result of the Reverse Split. The number of shares of our Common Stock that may be purchased upon exercise of outstanding options or other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, will also be ratably adjusted in accordance with their terms as of the Effective Time. The number of shares of our Common Stock that may be received upon conversion of outstanding Preferred Stock will also be ratably adjusted in accordance with their terms as of the Effective Time.

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Fractional Shares; Exchange of Stock Certificates

Our Board does not currently intend to issue fractional shares in connection with the Reverse Split. Therefore, we do not expect to issue certificates representing fractional shares. In lieu of any fractional shares, we will issue to stockholders of record who would otherwise hold a fractional share because the number of shares of Common Stock they hold before the Reverse Split is not evenly divisible by the Reverse Split ratio, that number of shares of Common Stock as rounded up to the nearest whole share. For example, if a stockholder holds 150.25 shares of Common Stock following the Reverse Split, that stockholder will receive certificate representing 151 shares of Common Stock. No stockholders will receive cash in lieu of fractional shares.

As of the Record Date, we had 44 holders of record of our Common Stock (although we have significantly more beneficial holders). We do not expect the Reverse Split and the rounding up of fractional shares to whole shares to result in a significant reduction in the number of record holders. We presently do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the Reverse Split.

On or after the Effective Time, we will mail a letter of transmittal to each stockholder. Each stockholder will be able to obtain a certificate evidencing his, her or its post-Reverse Split shares only by sending the exchange agent (who will be the Company’s transfer agent) the stockholder’s old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as we may require. Stockholders will not receive certificates for post-Reverse Split shares unless and until their old certificates are surrendered. Stockholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each stockholder, if elected in the letter of transmittal, a new stock certificate after receipt of that stockholder’s properly completed letter of transmittal and old stock certificate(s). A stockholder that surrenders his, her or its old stock certificate(s) but does not elect to receive a new stock certificate in the letter of transmittal will be deemed to have requested to hold that stockholder’s shares electronically in book-entry form with our transfer agent.

Certain of our registered holders of Common Stock hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, the stockholder may return a properly executed and completed letter of transmittal.

Stockholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees. Stockholders will not have to pay any service charges in connection with the exchange of their certificates.

Anti-Takeover and Dilutive Effects

As previously described, although the Reverse Split will not have any dilutive effect on our stockholders, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease because we will not be reducing out authorized shares of Common Stock. The additional shares of Common Stock that are authorized but unissued provide our Board with the ability to close the transaction with Westech Security and Investigation Inc., and to effect, among other transactions, public or private refinancings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Reverse Split will give our Board authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or the rules of the Exchanges. The Reverse Split is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board have any present intent to use the authorized but unissued Common Stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

In addition, the issuance of additional shares of Common Stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of our outstanding Common Stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in us. Holders of our Common Stock are not entitled to preemptive rights or other protections against dilution. Our Board intends to take these factors into account before authorizing any new issuance of shares.

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Accounting Consequences

As of the Effective Time, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the Reverse Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of our Common Stock outstanding.

Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to holders of our Common Stock. This summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to persons that may be subject to special treatment under U.S. federal income tax law or persons that do not hold our Common Stock as “capital assets” (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Split. Each stockholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

The Reverse Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss should be recognized by a U.S. holder upon the Reverse Split. Accordingly, the aggregate tax basis in the Common Stock received pursuant to the Reverse Split should equal the aggregate tax basis in the Common Stock surrendered and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered.

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DESCRIPTION OF STOCKHOLDER ACTIONS – NAME CHANGE

On February [____], 2021, our Board approved, by unanimous written consent, to change the name of the Company from “Gulf West Security Network, Inc.” to “Westech Security and Investigation Inc.” On February [___], 2021, the Voting Stockholder, acting by written consent, approved the Name Change. The name change is being undertaken in conjunction with the present contemplated merger between the Company and Westech Security and Investigation Inc. whereby Westech’s operations will be the main operating business of the Company subsequent to the proposed merger.

DESCRIPTION OF STOCKHOLDER ACTIONS – AUTHORIZED SHARES INCREASE2

On February [____], 2021, our Board approved, by unanimous written consent, an Amendment to increase the number of authorized shares of the Company’s (i) Common Stock from 475,000,000 shares to 500,000,000 shares and (ii) Preferred Stock from 25,000,000 shares to 50,000,000 shares. On February [____], 2021, the Voting Stockholder, acting by written consent, approved the Amendment and the Authorized Shares Increase.

Reasons for the Amendment Proposal

The principal reason for the Reverse Split is that it is required for our capital structure as part of our planned merger with Westech Security and Investigation Inc.

The additional shares of Common Stock and Preferred Stock will be available for issuance by the Board for various corporate purposes, including but not limited to raising capital, providing equity incentives to employees, officers or directors, effecting stock dividends, establishing strategic relationships with other companies and expanding our business through the acquisition of other businesses or products. The additional authorized shares would be available for issuance at the discretion of the Board and without further stockholder approval, except as may be required by law or the rules of the Company’s then-listing market or exchange.

The additional shares of Common Stock and Preferred Stock to be authorized by adoption of the Amendment would have rights identical to the currently issued and outstanding shares of Common Stock and Preferred Stock of the Company. Adoption of the Amendment would not affect the rights of existing holders of Common Stock and Preferred Stock and would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders. Like existing holders, holders of shares of Common Stock and Preferred Stock issued following adoption of the proposed Amendment would not be entitled to pre-emptive rights with respect to any future issuances of Common Stock or Preferred Stock. Any issuance of shares other than in connection with a stock split or combination would reduce the proportionate ownership interest in the Company that each holder had immediately prior to the issuance and, depending on the price at which such shares are issued, could have a negative effect on the market price of the Common Stock.

ANNUAL REPORT ON FORM 10-K AND ADDITIONAL INFORMATION

Information Available

The Company is subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, the Company files periodic reports, documents and other information with the SEC relating to its business, financial statements and other matters, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and any reports prior to or subsequent to that date.

These reports and other information filed by the Company with the SEC may be inspected and are available for copying at the public reference facilities maintained at the SEC at 100 F Street NW, Washington, D.C. 20549.

The Company’s filings with the SEC are also available to the public from the SEC’s website, http://www.sec.gov. The Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and other reports filed under the Exchange Act, are also available to any stockholder at no cost upon request to: 2851 Johnson Street, Unit #194, Lafayette, Louisiana 70503.

Stockholder Communications

Stockholders wishing to communicate with the Board may direct such communications to the Board c/o the Company, Attn: Louis J. Resweber. Mr. Resweber will present a summary of all stockholder communications to the Board at subsequent Board meetings. The directors will have the opportunity to review the actual communications at their discretion.

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Delivery Of Documents To Security Holders Sharing An Address

We will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at: 2851 Johnson Street, Unit #194, Lafayette, Louisiana 70503.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board of Directors

/s/ Louis J. Resweber
Name: Louis J. Resweber
Title: Principal Executive Officer, Principal Financial and Accounting Officer and President

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ANNEX A

CERTIFICATE OF AMENDMENT TO THE

ARTICLES OF INCORPORATION

OF GULF WEST SECURITY NETWORK, INC.

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

Amended and Restated Articles of Incorporation

of

Gulf West Security Network, Inc.

1. The corporation was originally incorporated under the name of SmooFi, Inc., and the original Articles of Incorporation of the corporation were filed with the Secretary of State of Nevada on October 15, 2013. On September 5, 2018, the company filed a Certificate of Amendment to the Articles of Incorporation changing its name to Gulf West Security Network, Inc.

2. Pursuant to Chapter 78, Title 7 of Nevada Revised Statutes, these Restated Articles of Incorporation restate in its entirety and integrate and further amend the provisions of the Articles of Incorporation of this corporation.

3. These Amended and Restated Articles have been adopted and approved by holders of a majority of the outstanding voting shares of the corporation.

4. The text of the Restated Articles of Incorporation as heretofore restated in its entirety is hereby restated and further amended to read as follows:

ARTICLES OF INCORPORATION

OF

WESTECH SECURITY AND INVESTIGATION INC.

FIRST: The name of the Corporation is Westech Security and Investigation Inc.

SECOND: The address of the Corporation's registered office in the State of Nevada is 3773 Howard Hughes Parkway, Suite 500 S, Las Vegas, Nevada 89169. The name of the Corporation's registered agent at such address is InCorp Services Inc.

THIRD: The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Nevada Revised Statutes, except that the Corporation will not engage in any business subject to supervision by the commissioner of insurance or by the commissioner of financial institutions.

FOURTH: The aggregate number of shares of all classes of stock, which the corporation shall have authority to issue is Five Hundred Fifty Million (550,000,000) shares of $0.001 par value capital stock, of which Five Hundred Million (500,000,000) shares shall be designated “$0.001 par value Common Stock” and Fifty Million (50,000,000) shares shall be designated “$0.001 par value Preferred Stock.” Further, the Board of Directors of this Corporation, by resolution only and without further action or approval, may cause the Corporation to issue one or more classes or one or more series of Preferred Stock within any class thereof and which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be standard and expressed in the resolution or resolutions adopted by the Board of Directors, and to fix the number of shares constituting any classes or series and to increase or decrease the number of shares of any such class or series.

Preferred Stock of any class or series redeemed, converted, exchanged, purchased, or otherwise acquired by the Corporation shall constitute authorized but unissued Preferred Stock.

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All shares of any series of Preferred Stock, as between themselves, shall rank equally and be identical (except that such shares may have different dividend provisions); and all series of Preferred Stock, as between themselves, shall rank equally and be identical except as set forth in resolutions of the Board of Directors authorizing the issuance of such series.

FIFTH: The Corporation is to have perpetual existence.

SIXTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized, (a) to make, alter or repeal the Bylaws of the Corporation, (b) to authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation, (c) to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created, (d) to designate one or more committees, each committee to consist of one or more directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting or committee. The Bylaws may provide that in the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member, Any such committee, to the extent provided in the resolution of the Board of Directors, or in the Bylaws of the corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Nevada Revised Statutes to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any By-law of the Corporation; and (e) when and as authorized by the stockholders in accordance with law, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or business enterprise, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

EIGHTH: The Bylaws of the Corporation shall govern the election or replacement of directors, and need not be by written ballot to all shareholders entitled to vote on such matters unless the Bylaws of the Corporation shall so provide.

Meetings of stockholders may be held within or without the State of Nevada, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Nevada may, on the application in a summary way of this Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provision of Section 78.630 of Title 7 of the Nevada Revised Statutes or on the application of a trustee in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 76.600 of Title 7 of the Nevada Revised Statutes order a meeting of the creditors or class of creditor, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been mad, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

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NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

TENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director if he (i) is not liable under NRS 78.138, or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. If the Nevada Revised Statutes or any other applicable law is amended to authorize this Corporation’s action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, or any other applicable law, as so amended. Any repeal or modification of this Article by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

THE UNDERSIGNED, being the President of the Corporation, pursuant to Chapter 78, Article 7 of Nevada Revised Statutes, hereby declare and certify, under penalties of perjury, that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this    day of           2021.

/s/ Louis J. Resweber

Louis J. Resweber, CEO

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